EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                                                    For the Quarter Ended September 30, 1998
                                                    ----------------------------------------
                                                          Income          Shares  Per-Share
                                                     (Numerator)   (Denominator)     Amount
                                                     -----------   -------------  ---------
Net Income                                           $ 1,234,395
Less: Preferred Stock dividends                         (150,000)
                                                     -----------
Basic earnings per share:
  Income available to common stockholders              1,084,395     23,053,532   $.05
                                                                                  ====
Effect of dilutive securities:
  Warrants                                                               95,246
  Stock options                                                         393,485
                                                     -----------   -------------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                         $ 1,084,395     23,542,263   $.05
                                                     ===========    ===========   ====

                                                    For the Quarter Ended September 30, 1997
                                                    ----------------------------------------
                                                          Income          Shares  Per-Share
                                                     (Numerator)   (Denominator)     Amount
                                                     -----------   -------------  ---------
Net Income                                           $   632,487
Less:  Preferred Stock dividends                        (195,930)
                                                     -----------
Basic earnings per share:
  Income available to common stockholders                436,557      9,484,847   $.05
Effect of dilutive securities:                                                    ====
  Cumulative Convertible--Series 2 preferred stock        45,000      7,500,000
  Stock Options                                                          69,404
  12.5% Redeemable Convertible preferred stock               930         27,861
                                                     -----------   -------------
Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                         $   482,487     17,082,112   $.03
                                                     ===========    ===========   ====

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share

                                                  For the Nine Months Ended September 30, 1998
                                                  --------------------------------------------
                                                          Income         Shares   Per-Share
                                                     (Numerator)   (Denominator)     Amount
                                                     -----------   - ----------   ----------
Net Income                                           $ 3,909,644
Less: Preferred Stock dividends                         (450,454)
                                                     -----------
Basic earnings per share:
  Income available to common stockholders              3,459,190     22,272,673   $.16
                                                                                  ====
Effect of dilutive securities:
  Warrants                                                               91,005
  Stock options                                                         380,751
  12.5% Redeemable Convertible preferred stock               454          4,490
                                                     -----------     ----------

Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                         $ 3,459,644     22,748,919   $.15
                                                     ===========    ===========   ====

                                                  For the Nine Months Ended September 30, 1997
                                                  --------------------------------------------
                                                          Income         Shares   Per-Share
                                                     (Numerator)   (Denominator)     Amount
                                                     -----------   - ----------   ----------
Net Income                                           $ 2,233,015
Less:  Preferred Stock dividends                        (560,956)
                                                     -----------
Basic earnings per share:
  Income available to common stockholders              1,672,059      9,484,847   $.18
Effect of dilutive securities:                                                    ====
  Cumulative Convertible--Series 2 preferred stock       112,500      7,500,000
  Stock Options                                                          69,404
  12.5% Redeemable Convertible preferred stock             2,789         27,861
                                                     -----------     ----------
Diluted earnings per share:
  Income available to common stockholders
    plus assumed conversions                         $ 1,787,348     17,082,112   $.10
                                                     ===========    ===========   ====


                                       29